Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned Directors of Aetna Inc. (the “Company”), hereby severally constitute and appoint Shawn M. Guertin and Rajan Parmeswar, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full power to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission and any and all amendments (including post-effective amendments) and supplements to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Dated as of October 31, 2014

/s/ Fernando Aguirre	/s/ Jeffrey E. Garten
Fernando Aguirre	Jeffrey E. Garten
New York, NY	New York, NY

/s/ Mark T. Bertolini	/s/ Ellen M. Hancock
Mark T. Bertolini	Ellen M. Hancock
New York, NY	New York, NY

/s/ Frank M. Clark	/s/ Richard J. Harrington
Frank M. Clark	Richard J. Harrington
New York, NY	New York, NY

/s/ Edward J. Ludwig
Betsy Z. Cohen	Edward J. Ludwig
New York, NY	New York, NY

/s/ Joseph P. Newhouse
Molly J. Coye, M.D.	Joseph P. Newhouse
New York, NY	New York, NY

/s/ Roger N. Farah	/s/ Olympia J. Snowe
Roger N. Farah	Olympia J. Snowe
New York, NY	New York, NY

/s/ Barbara Hackman Franklin
Barbara Hackman Franklin
New York, NY